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                                                                     Exhibit 5.1



                      (Sherman & Howard L.L.C. Letterhead)


                                October 31, 2003

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

         Re:  Liberty Media Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Liberty Media Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 2,329,468 shares of Series A common stock of the Company, $.01 par value (the "Shares"), in connection with the merger (the "Merger") of ONCO Acquisition Co. ("Merger Sub"), a controlled subsidiary of the Company, with and into On Command Corporation, a Delaware corporation ("ONCO"), in accordance with the Delaware General Corporation Law. The Merger is described in the proxy statement/prospectus included in the Registration Statement to which this opinion is an exhibit.

         In our capacity as special counsel, we have examined (i) the Company's Restated Certificate of Incorporation, the Company's Bylaws and the minutes of the proceedings of the Executive Committee of the Board of Directors of the Company authorizing the Merger, the filing of the Registration Statement and related matters, (ii) the Agreement and Plan of Merger by and among the Company, Merger Sub and ONCO (the "Merger Agreement") and (iii) such other documents, records and certificates of public officials and officers of the Company as we deemed necessary or advisable for the purpose of issuing this opinion letter. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/ Sherman & Howard, L.L.C.